POWER OF ATTORNEY


     The undersigned, as a Section 16 reporting person of Freedom Acquisition Holdings, Inc., to be renamed GLG Partners, Inc. (the "Company"), hereby constitutes and appoints Alejandro R. San Miguel, Leslie J. Schreyer and Simon White and each of them, the undersigned's true and lawful attorney-in-fact to:

     1. Complete and execute Forms 3, 4, 5, and 144, Schedules 13D and 13G and Form ID (Uniform Application for Access Codes to File on EDGAR) and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16(a) and
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company;

     2. Do and perform any and all acts for and on the behalf of the undersigned which may be necessary or desirable in order to complete and execute any such form, complete and execute any amendments thereto, and timely file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate; and

     3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Sections 16 and 13(d) of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 or Schedule 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.


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     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of October 29, 2007.


                                        MOUNT GRANITE LIMITED


                                        By:  /s/ Noam Gottesman
                                           ------------------------------------
                                           Noam Gottesman
                                           Director